BY-LAWS
                                       OF
                          DIRECT DENTAL SERVICES, INC.


TABLE OF CONTENTS

ARTICLE I
MEETING OF SHAREHOLDERS..........................................1
Section 1.  Annual Meeting.............................................1
Section 2.  Special Meetings.............................................1
Section 3.  Place.......................................................... 1
Section 4.  Notice.........................................................1
Section 5.  Notice of Adjourned Meetings.............................1
Section 6.  Closing of Transfer Books and Fixing of Records.......2
Section 7.  Voting Record.................................................2
Section 8.  Shareholder Quorum and Voting...........................3
Section 9.  Voting of Shares..............................................3
Section 10.  Proxies.......................................................4
Section 11.  Voting Trusts................................................5
Section 12.  Shareholders' Agreements..................................5
Section 13.  Action by Shareholders without a Meeting....................5

ARTICLE II
AMENDMENTS................................................................6
Section 1.  Amendment by Board of Directors and Shareholder..........6
Section 2.  Voting on Amendments by Voting Groups.....................7

ARTICLE III
DISSENTERS' RIGHTS........................................................8
Section 1.  Definitions........................................................8

ARTICLE IV
SALE OF ASSETS...............................................................12
Section 1.  Sale of Assets in Regular Course of Business
 and Mortgage of Assets...12
Section 2.  Sale of Assets Other than in Regular Course
of Business....................13

ARTICLE V
MERGER AND SHARE EXCHANGE.......................................4
Section 1.  Merger............................................................14
Section 2.  Share Exchange...................................................15
Section 3.  Action on Plan....................................................15
Section 4.  Merge of Subsidiary Corporation................................16

ARTICLE VI
DISSOLUTION.................................................................17
Section 1.  Dissolution by Board of Directors and Shareholders;
 Dissolution by Written Consent of
Shareholders................................................17

ARTICLE VII
DIRECTORS.............................................................19
Section 1.  Function......................................................19
Section 2. Qualification.................................................19
Section 3.  Compensation...............................................19
Section 4.  Duties of Directors..........................................19
Section 5.  Presumption of Assent......................................19
Section 6.  Number.......................................................20
Section 7.  Election and Term...........................................20




Section 8.  Vacancies.....................................................21
Section 9.  Removal of Directors.......................................21
Section 10.  Quorum of Voting.........................................21
Section 11.  Conflicts of Interest.......................................21
Section 12.  Executive and Other Committees........................22
Section 13.  Place of Meetings..........................................23
Section 14.  Time, Notice and Call of Meeting.......................23
Section 15.  Action Without a Meeting................................24

ARTICLE VIII
OFFICERS..................................................................24
Section 1.  Officers.........................................................24
Section 2.  Duties...........................................................24
Section 3.  Removal of Officers..........................................25

ARTICLE IX
STOCK CERTIFICATES.................................................25
Section 1.  Issuance.........................................................25
Section 2.  Form.............................................................26
Section 3.  Transfer of Stock..............................................26
Section 4.  Lost, Stolen or Destroyed Certificates......................27

ARTICLE X
BOOKS AND RECORDS.................................................27
Section 1.  Books and Records............................................27
Section 2.  Shareholders' Inspection Rights.............................27
Section 3.  Financial Information.........................................27

ARTICLE XI
INDEMNIFICATION.....................................................28
Section 1. Generally........................................................28
Section 2.  Proceedings by or in the Right of the Corporat...........28
Section 3.  Success on Merits.............................................29
Section 4.  Procedure......................................................29
Section 5.  Amount.........................................................30
Section 6.  Time.............................................................30
Section 7.  Additional Obligations and Prohibitions..................30
Section 8.  "Corporation:................................................31
Section 9.  Definitions Generally.......................................31
Section 10.  "Improper Personal Benefit"...............................32

ARTICLE XII
LIMITATION OF LIABILITY.......................................32
Section 1.  Generally....................................................32
Section 2.  "Reckless"...................................................33
Section 3.  Improper Personal Benefit.................................33

ARTICLE XIII
DIVIDENDS..............................................................34

ARTICLE XIV
CORPORATE SEAL....................................................35

ARTICLE XV
AMENDMENT.............................................................36

BY-LAWS
OF
DIRECT DENTAL SERVICES, INC.

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meeting

The annual meeting of the voting shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the Corporation. The annual meeting of shareholders for any calendar year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

Section 2.  Special Meetings.

Special meetings of the voting shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. Special meetings of the nonvoting shareholders shall be similarly held and ordered.

Section 3.  Place.

Meetings of shareholders may be held within or without the State of Florida.

Section 4.  Notice.

Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5.  Notice of Adjourned Meetings.

When a meeting is adjourned to any other time and place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice shall be given as provided in this section to each shareholder of record entitled to vote at such meeting as of the new record date.

Section 6.  Closing of Transfer Books and Fixing of Record Date.

For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed to the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new records date for the adjourned meeting.

Section 7.  Voting Record.

The officers or agent having charge of the stock transfer books for shares of the corporation shall make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series of shares, if any, held by each. The list shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation for a period of ten days prior to such meeting, and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

If the requirements of this Section have not been substantially complied with, on demand of any shareholders in person or by proxy the meeting shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of and any action at such meeting.

Section 8.  Shareholder Quorum and Voting.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class of stock, a majority of the shares of such a class shall constitute a quorum for the transaction of such item of business by that class.

If a quorum is present, the affirmative vote of the majority of each class of shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless pursuant to Florida statutes a majority of all shareholders of all classes is required.

After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of a shareholder, so s to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 9.  Voting of Shares.

Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and any shares of stock of this corporation held in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

                 A shareholder may vote in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

                 At an election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

                 Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the By-Laws of the corporate shareholder; or, in the absence of any applicable By-Law, by such person as the Board of Directors of the corporate shareholder may designate. Proof of each designation may be made by presentation of a certified copy of the By-Laws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of a conflicting designation by, the corporate shareholder, the Chairman of the Board, President, and Vice President, Secretary and Treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

                 Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, without a transfer of such shares into his name.

                 Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control. of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

                 A shareholder whose shares are pledged shall be entitled to vote suck shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

                 On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem each shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

             Section 10. Proxies.

                             Every shareholder entitled to vote at a meeting of
            shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

                             Every proxy must be signed by the shareholder or
            his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy-Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

                             The authority of the holder of a proxy to act shall
            not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

                             If a proxy for the same shares confers authority
            upon two or more persons and does not otherwise provide a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

            Section 11. Voting Trusts.

                             Any number of shareholders of this corporation may
            create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares as provided by law. Where the counterparts of a voting trust agreement and the copy of the record of the holders of voting trust certificate8 has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of a corporation, in person or by his agent: or attorney, as are the books and records of the corporation, and such record shall be subject to examination by any holder of record or voting trust certificates, either in person or by his agent or attorney, ac reasonable time for any proper purpose.

            Section 12. Shareholders' Aqreements.

          Two or more ahareholders of this corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any bhasc of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the shareholders of records and entitled to vote the shares standing in their names.



             Section 13. Action by Shareholders without a-Meeting.

          action required by law, these By-Laws, or the Articles of Incorporation of this Corporation to be taker1 at any annual special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without: vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of such class having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at; which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the share^ of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

                             Within ten days after obtaining such authorization
            by written consent, notice shall be given to those shareholders who have not consented in writing or nonvoting shareholders entitled to notice. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights arc provided under Florida law, the notice shall contain a clear statement of the right of shareholders disserting there from to be paid the fair value of their shares upon compliance with further provisions of these By-Laws regarding the rights of dissenting shareholders.

                                                    ARTICLE I1
                                                     AMENDMENT


            Section 1. Amendment by Board of Directors and Shareholders.

                             A corporation's board of directors may propose one
            or mare amendments to the articles of incorporation for submission to the shareholders.

                             For the amendment to be adopted:

                              (a] The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and




          b The shareholders entitled to vote on the amendment must approve the amendment.

          The board of directors may condition its submission of the proposed amendment on any basis.

                 The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders meeting in accordance with section 4. The notice of meeting must also state that the purpose or one of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment.

                 Unless this act, the articles of incorporation, or the board of directors (as a condition .of its submission of the proposed amendment) requires a greater vote or a vote by voting groups, the amendment to be adopted must be approved by:

                 A majority of the votes entitled to be cast on the amendment by, a class with respect to which the amendment would create dissenters' right and the votes of the other class if such a class is entitled to vote on the amendment.

                 Unless otherwise provided in the articles of incorporation, the shareholders may amend the articles of incorporation without an act of the directors at a meeting for which notice of the changes to be made is given.

Section 2. Voting on Amendment Shares

         The holders of the outstanding shares of the corporation are only entitled to vote upon a proposed amendment if the amendment would affect any class of stock in one of the following ways?

          (a) Decrease the aggregate number of authorized shares of the class;

                  b Effect an exchange of reclassification of all or
                          part of the shares of the class into shares of another class;

          (Effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another class into the shares of the class; (d) Change the designation, rights, preferences, or limitations of all or part of the shares of the class; (el Change the shares of all or part of the class into a different number of shares of the same class;

                  (f) Create a new class of shards having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal)to the shares of the class

                  (g) Increase the rights, preferences, or under of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

          (h) limit or deny an existing preemptive .right of all ox part of the shares of the class; or (i) Cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

                 All shares are entitled to the voting rights granted by this section although the articles of incorporation may be amended to provide that the certain classes of shares are nonvoting shares.

                                   ARTICLE 111
                                        DISSENTERS' RIGHTS

                          Definitions


                  For purposes of this Article, the term "corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving 0r acquiring corporation by merger or share exchange of that issuer.
                 "Par value, with respect to a dissenter's shares, means the value of the shares as of the close at business on the day prior to the shareholders' authorization date, excluding any appreciation 02: depreciation in anticipation of the corporate action unless exclusion would be inequitable.

                 "Shareholders1 authorization date means the date on which the ahareholders1 vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.



Section 2. Right of Shareholders

                 Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party if the shareholder is entitled to vote on the merger, or' if the corporation is a subsidiary that is merged with its parent and the shareholders would have been entitled to vote on action taken, except for the applicability of Fla. Gen. Stat., Section 607.1104; (b) Coneurnmation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to Article IV Section 2, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale; (c) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan; (d) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder (1) Altering ox abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class 02: series. of shares; (2) Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in



                                               The corporation, or effecting a
                                               reduction or cancellation of
                                               accrued dividends or other
                                               arrearages in respect to such
                                               shares; or

                                       (3)    Reducing the stated redemption
                                              price at any of his redeemable
                                              shares, altering or abolishing any
                                              provision relating to any sinking
                                              fund for the redemption or
                                              purchase of any of his shares, or
                                              making any of his shares subject
                                              to redemption when they axe not
                                              otherwise redeemable:

                              (e) y corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares

                             A shareholder dissenting from any amendment
             specified above has the right to dissent only as to those of his shares which are adversely affected by the amendment.

                             A shareholder may dissent as to less than all the
             shares registered in his name. In that event, his rights shall be determined as if the shares as to which Be has dissented and his other shares were registered P the names of different shareholders.

                             A shareholder entitled to dissent and obtain
             payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

             section 3. Procedure for Exercise of Dissenters1Rights

                             If a proposed corporate action creating dissenters1
             rights under Section 2 is submitted to a vote at a shareholders1 meeting, the meeting notice shall state that shareholders are or may be entitled dissenters1 rights and be accompanied by a copy of F1. Stat. Sections-607.1301, 407,1302, and 607.1320.

                             A shareholder who wishes to aasert dissentersi
rights shall:

          (a) Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

                              (b)     Not vote hi3 shares in favor of the
                                      proposed action-A proxy or vote against
                                      the proposed action does not constitute
                                      such a notice of intent to demand payment.
                  c) If proposed corporate action creating dissenters' rights under section 2 is effectuated by written consent without a meeting, the corpoxation shall deliver a copy of F1. stat. sectians 607.1301, 607,1302, and 607-1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made. within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

                 within 10 days after the shareholders' authorization date, khe corporation shall i written notice of such authorization or consent or adoption of the plan of merger, as the casg may be, tb each shareholder who filed a notice of intent to demand payment for his shares or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

                 Within 20 days after the gi+ing of notice to him, any shareholder who elects to dissent shall,file with the corporation a notice of such election, stating his name and address, the number, classes, and series of sharee as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to diseent within the period set forth ahall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent.

                 Upon filing a notice of election to dissent, the sharehol.dtr shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote, if otherwise permitted to vote, or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation to pay.forhis shares. After such offer, no such notice of elaction may be withdrawn unless the corporation eansents thereto. However, the right of such shareholder to be paid the fair value of his shares @hall cease, and he.shall be reinstated to have all his righks as a shareholder as of the filing of his notice of election if;

                  Such demand is withdrawn as provided in this section;

   The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

                             No demand or petition for the determination of fair
             value by a court has been made or filed within the time provided in this section; or

                             A court of competent jurisdiction determines that
             such shareholder is not entitled to the relief provided by this section,

                             Within 10 days after the expiration of the period
             in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90 day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action.

                             If within 30 days after the making of such offer
             any shareholder accepted the same, payment for his shares shall. be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such ~hares.

                             If the corporation fails to make such offer within
             the period specified in this section or if it makes the offer and any dissenting shareholder ox shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the data on which such corporate action was effected, heal, or at its election at any time within such period of 60 day= may, .file an action in any court of .competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. The corporation shall pay each dissenting shareholder the amaunt found to be duc,himwithin 10 days after final determination of the proceedings. Upon papent of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

                                             ARTICLE IV SALE QF ASSETS

          Sectiu~xI. Sale of Assets in Regular Course of Business and ,

                                      Mortqaqe of "Assets,
             A corporation may, on the terms and conditions and for the consideration determined by the board of directors:

          (a) Sell, lease, exchange, Br otherwise dispose of all, or substantially all, of its property in the usual and regular course of business; (b) Mortgage, pledge, dedicate to the repayment of indebtedness whether with or without recourse), create a security interest in, or otherwise encumber any or all of its property whether or not in the usual and regular course of business; ox (c) Transfer any or all of its propel-ty to a corporation all the shares of which are owned by the corporation.

          Unless the articles of incorporatidn require it, approval by the sharehblders of a transaction described in this section is not requixed-

Section 2. Sale of Assets Other th.an in Reqular Course of Business_.

                              A corporatian may sell, lease, exchange. or
             otherwise dispose of all, or substantially all, of its property (with or without the good will), otherwise than in the usual and regular course of.business, on the terms and conditions and for the consideration determined by the corporation's board of directors, if the board of directors proposes and its shareholders of record approve the proposed transaction,

                              Par a transaction to be authorized:

          (a) ~h'tboard of directors 'must recoinmend the proposed transaction to the,shareholders of record unless the board of directors determines that it should make no ~ecomme~dakfonbecause of conflict of interest or other special circumstances and cornmicatee the basis for its determination to the shareholders of yecord with the aubmiesian of the proposed transaction; and (b) The shareholders entitled to vote must approve the transaction as provided in this section.

          Tht board of directors may condition its submission of the proposed transaction on any basis.

          The ,corporationshall notify each shareholder ot record, whether or not: entitled to vote, of sbarehplders meeting in accordance with section 4. The notice shall also state that the purpose, or one of the purposes, of the meeting is to consider the sale, lease, exclzangc, or other disposition of all, or substantially all, the property of the corporation, regardless of whether or not the meeting is an annual or a special. meeting, and shall contain or be accompanied by a description of the transaction. Furthermore, the notice shall contain a clear and concise statement that, if the transaction is effected, shareholders dissenting therefrom are or may be entitled, if they comply with the provisions of this act regarding the righte of dissenting shareholders, to be paid the fair value of their shares.

                 Unless.this act, the articles of incorporation, or the board of directors (as a condition for its subrnissian of the proposed transaction) requires a greaker vote or a vote by vacing groups, the transaction to be authorized shall be approved by a majority of all the vokes entitled to be cast on the transaction.

                 Any plan or agreement for a sale, lease, exchange, or other disposition of property, or my resolution of the board of directors or shareholders approving such transaction, may authorize the board of directors of the corporation to amend the terms thereof at any time prior to the consummation of such transaction. An amendment made subsequent to the approval of the transaction by the shareholders of the coxparation may not change the amount or kind 02 shares, securities, cash, property, or rights to be received in exchange for the corporation's property ow change any ather terms and conditions of the transaction if such change would materially and adversely affect the shareholders or the corporation.

                 Unleaa a plan or agreement providing for a sale, lease, exchange, or other dispositiori of property, or any resolution of the board of directors or shareholders approving such transaction, prohibits abandonment of the transaction without shareholder approval after a traneaction has been authorized, the planned transaction may be abandoned (subject: to any contractual rights) at any time prior to consumtion.thereof, without further shareholder action, in accordance with the procedure set forth in the plan, agreement, r resolutions providing for or agproving such transaction or, if none is set forth, in the manner determined by the board of directors.

                                        ARTICLE V MERGER AND SKaRE EXCHANGE

Section 1. Merqer

                 This corporation may merge into another corporation if the board of directors and shareholders (if required by section 3) approve a plan of merger.
                 The plan oE merger shall set Earth:

                  (a) The name of each corporation planning to merge and the name of the surviving corporation into which each other carparation plans to merge, which is hereinafter designated as Lhe surviving corporation;
         (b)      The term8 and conditions of the proposed merger; and
         (c)      The manner and basis of converting the shares of

                          each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation ow, in whale or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property.

                 The pldn of merger may set forth:

          [dl hendments to, or a restatement of, the articles of incorporation of the surviving corporation;

          [el The effective date of the merger, which may be on or after the date of filing the certificate; and

                  (f)     Other provisions relating to the merger,

Section 2-Share Exchanqe

                 This carporation may acquire all of the outstanding shares of one or more classes or series of another corporation if the board of directors adopts and the shareholders (if required by section 3) approve a plan of share exchange-

     The plan of share exchange shall set forth:

          (a) The name of the corporation the shares of which will be acquired and the name of the acquiring corporation; (b) The terms and conditions of the exchange; (c) The manner and basis of exchanging the shares to be acquired for shares, obligations, or other securities of the acquiring or any other corporation or, in whole or in part, for cash or other property, and the manner and basis of exchanging rights to acquire ahares of the corporation to be acquired for rights to acquire shares, obligations, or; in whole or in part, other securities of the acquiring or any other corporation or, in whole or in part, for caah or other property.

                 The plan or share exchange may set forth other provisions relating to the exchange.

                 This section does not limit the power of a corporation to acquire all or part of the shares of one or more elasses or series of another corporation through a voluntary exchange or otherwise.

Sect ion 3. Action on plan.,

                 After adopting a plan of merger or share exchange, the board. of directors shall submit the glan of merger (except as provided in this section) or the plan of share exchange for approval by its shareholders.

                 For a plan of merger or share' exchange to be approved the board of directors must recommend the plan of merger or share exchange to the shareholders, unless the board of directors determines that it should make no recommendation because of conflict of interest or other special circurnstanees and communicates the basis for its determination to the shareh~ldexs with the plan, and the shareholders entitled to vote must approve the plan as provided in this section.

     The board of directors may condition its submission of the proposed merger or share exchange on any Basis,

                 The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders1 meeting in accordance with section 4. The notice shall also state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger or share exchange, regardless of whether or not the meeting is an annual or a special qeeting, and,containor be accompanied by a copy or aummary of .the plan. Furthemre, the notice ehall contain a clear and concise statement that, if the plan of merger or share exchange is effected, shareholders dissenting therefrom may be entitled, if they comply with the provisions df these By-laws regarding the rights of dissenting shareholders, to be paid the fair value of their shares, and shall be accompanied by a copy of F1. Stat, Sections 607.1301, 607.1302, and 607.1320.

                 Unless a greater vote ar a vote by classes is required bylaw, the articles of incorporation or the board of directors (as a condition to its submission of the proposed merger or share exchange), the glan of merger gr share exchange to be authorized
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             shall be approved by each class entitled to vote on the plan by a majority of all the votes entitled to be cast on the plan by that class.

                              Voting by a class or series as a separate votj,ng
             group is required on a plan of merger if the plan contains a provision which, if contained in a proposed amendment to the articles of incorporation, would entitle the class or series to vote as a separate voting group on the proposed amendment under section 14, or on a plan of share exchange if the shares of such class or series of shares are to be converted or exchanged under such plan or if the plan contains any p~avlsionswhich, if cpntained in a proposed amendment to articles of incorporation, would entitle the class or series to vote as a separate voting group on the proposed amendment under section 14.

                              ~otwithstandingthe requirements 05 this section,
             unless required by it articles of incorporation, action by the shareholders of the surviving corporation on a plan of merger is not required if:

     (a) The articles of incor&xation of the surviving corporation will not di'ffer (except: for amendments by the board of directors permitted by law) from its articles bef~rethe merger; and

                               (b)    Each shareholder of the surviving
                                      corporation whose shares were outstanding immediately prior to the effective date of the merger will bold the samE number of shares, with identical designations, prefer~nces, limitations, and relative rights, immediately after the merger.

             Section 4. Merqer ox Subsidiary Camoration.

                              A parent corporation owning at least 80 percent of
             the outstanding shares of each class of a subsidiary corporation may merge the subsidiary into itself, may merge itself into the subsidiary, or may merge the subsidiary into and with another subsidiary in which the parent corporation owns at least 80 percent of the outstanding shares of each class of the subsidiary without the approval of the shareholders of the parent or eubeidiary.


                                                           ARTICLE
                                                           VI

                                                          DTSSOLW'TION

             Section 1-Dissolution by Board of Directors .and Shareholders; Dissolution by Written Consent of Shareholders.

                              A coxporationTs board of directors may pxopose
             dissolution for submission to the shareholders.
                For a proposal to dissolve to be adopted the board of directors must recommend dissolution to the shareholders, unless the board of directors determines that because of conflict of interest or other spekial circumstances it should make no recommendation and communicates the basis for its determination to the shareholders and the shareholders entitled co vote must approve the proposal to dissolve as provided in subsection in this section.

     The board of directors ,maycondition its submission of the proposal for dissolution on any basis.

                 The corporation shall notify each shareholder of record, whether or not entitled to vote, of the proposed shareholders1 meeting in accordance with section 4. The notice must also state that the purpose, or one of the purposes, of the meeting is to consider dissolving the corporation.

                 Unless the articles of incorporation o~ the board of directorrs (as a condition to its submission of the proposal for dissolution) require a greater vote or a vote by voting groups, the proposal to dissolve to be adopted must be approved by a majority of all the votes entitled to be cast on that proposal.

                 Alternatively, without action of the board of directors, action to dissolve a corporation may be taken by the written consent of the sharaholders pursuant to section 13.

Section 2. Effect of Dissolution

                 A dissolved corporation continues its corporate existence but may not carry on any business except that appropriate to wind up and liquidate its business and affakirs, including:

     (a) ColleclLng its assets; (b) Disposing of its properties that will not be distributed in kind to its shareholders; (c) Discharging or making provision for discharging its liabilities;

     (dl Distributing its remaining property among its shareholders according to their interests; and

     (e) Doing every other act nectsaary to wind up and liquidate its business and affairs.

                  Dissolution of .acorporation does not:

                  (f)    Transfer title to the corporation's property;

     (g)  Prevent   transfer  of  its  shares  or   ~ecuritits,   although   the
authorization to dissolve may provide for closing the corporation's share transfer records;

     (hl  Subject:  its  directors  or  officers  to   standards,a(pound)conduct
different from those prescribed in 'Article VII Section 4 and Article XI except as provided in F1. Gen-Stat. Section 607.1421(4);

     (il Change quorum or voting requirements for its board of directors or shareholders; change provisions for selection, resignation, or removal of lcs directors or officers or both; or change provisions for amending its bylaws;

     (jl Prevent commencement of a proceeding by or against the corporation in its corporate name;

     (k) Abate or suspend a proceeding pending by or against the corporation 0 the effective dare of dissolution; or

     (11 Terminate the authority of the registered agent of the coxporation.

                              The directors, officers, and agents of this
             corporation dissolved shall not incur any personal liability thereby by reason of their status as directors, officers, and agents of a dtssolved corporation, as distinguished from a corporation which is not dissolved.




             Section 1.. Function.

                             A11 corporate powers shall be exercised by or under
             the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

             Section 2. gualification.

                              Directors need not be residents of this state or
shareholders of this corporation.

             Section 3. C~rn~ensation.

                              The Board of Directors shall have authority to fix
the compensation of directors.

             Sect,ion 4.. Duties of Directors.

                 A director shall perform his duties as a director, including his duties as a member of any committee of the bard upon which he may serve, in good faith, in a manner he reasonably believes to be in the best i-nttwests a(pound) the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                 In,performinghis duties, a di.rector shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

                         (a) One or more officers or employees of the corporation whom the director reasbnably believes to be reliable and competent in the matters presented: (b) Counsel, public accountants, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence; or (c) A committee of the ~oard upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws as to mattexa within its designated authority, which committee the director reasonably believes to merit confidence.

                 A director shall not be considered to be acting in goodfaith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted,

                 A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

Section 5. Presumption of Assen4.

                 A dir9ctor of the corporation who is present at a meeting of its Board of Director% at which action on any corporate matter is taken shall be presumed to vote in favor of any such action unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6. Number.

                 This corporation shall have between one and nine directors, the exact number to be determined by the Board of Directors or .shareholders from time to.timeat any Organizational, Special or Annual Meetings. The number of directors may be increased or deceased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the terns of any incumbent director.


 Section 7. Election and Term.

                  Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successors shall have been elected and qualified or unkil his earlier r&signation, removal from office or death.

                 At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next eucceeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

 Section 8. Vacancies.

                 Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative votg of a majority of the remaining directors even though the directors pxcaent at,themeeting constitute less Chan a quorum of the.Board of Directors at such time. A director elected to fill a vacancy shall hold office until the next election of directors by the shareholders.

Section 9. Remo,val of Directors.

                 At a.meeting of shareholders called expressly far that purpose, any director or the entire Board Q(pound) Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.

Section 10. Quorum and Voci~9.

                 A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of directors present at a meeting at which a quorum is present shall be in the acts of the Board of Directors..

Section 11. Conflicts of Interest-

                 No contract or other transactyion between this cargoration and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or arc financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors art present at the meetfng of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose; if:
                   (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorized, apprqves or ratifies Lhe contract or transaction by a vote of consent sufficient far the purpose without counting the votes or consents of such interested directors; or

                  Cb) Tha fact of such relationship or interest is disclosed or known to shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                         (c) The contract or  transaction is fair and reasonable
                    as to the corporation at the time it is authorized by the Board, committee or the shareholders.

                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or trgnsaction.

Section 12. Executive +ad Other Committees.

                 The Board of Directors, by resolution adopted by a majority of the full bard af Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resdution, shall have and may exercise all the authoxity of the Board of Directors, except that no committee shall have the authority to:

                         (a) Approve or  recommend  to  shareholders  actions or
                    proposals required by law to be approved by shareholders;

                    (bl  Designate  candidates  fur the office of director,  for purposes of proxy solicitation or otherwise;

                    (c) Fill vacancies on the Board of Directors or any committee thereof; (d) Amend the By-Laws; (e) Authorize or approve the reacquisition of shares unless pursuant to a general formula ar method specified by the Board of Directors; or (f) Authorize or approve the issuance or sale of, ur any contract to issue or sell shares, or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization far the issuance ar sale of shares, or any contract therefor. and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorise a committee to ftx the terms of any contract for the sale of the shares and 'tofix che terms upon which such shares may be issued or sold, including without limitation, the price, the rate or manner of payment of dividends, provision for redemption, sinking fund, conversibn, voting or preferential rights, and provisions for other features of the class of shares, or a s,erias of a class of shares, with full power in such committee to adopt any final resolution settihg forth all terms thereof and to authorize the statement of the terms or a series for filing with the Department of State.

                 The Board of Directors, by resolution adopted in accordance with this aection, may designate one or more directors as alternate members of any Buch committee, who may act in the place and stead,of any absent member or members at any meeting of such committee.

Section 13.

                 Regular and special meetings by the Board of Directors may be held within or without the Statlo of Florida.

Section 14. Time, Notice -apd Call of Me~ginss

                 Regular meetings of the Board of Dixectovs shall be held without notice at such times as the Board of Directors may fix-Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or cablegram at least two days before the meeting or by notice mailed to the dixector at least five days before the meeting.

               Notice of a meeting of the Board of Di'rectors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                              Neither the business to be transacted at, nor the
             purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                              A majority of the directors present, whether or
             not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any suck adjourned meeting shall be given to the directors who were not present at the .timeo.f the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

                              Meetings of the Board of Directors may be called
             by the Chairman of the Board, by the President of the corporarim, or by any two directors.

               Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar conmunicatiohs equipment by means of which all persons participating in the meeting can hear each other at the same time- Participation by such means shall constitute presence in person at a meeting. Section
          15. Action Without a Meetinq.

                             Any action required to be taken at a meeting of the
             directors of a corporation, or any action which may be taken at a meeting ,ofthe directors or a committee thereof, may be taken without a meeting if a coneent in writing, setting forth the action so to be taken, signed by all of the direckors, or all the members of the cotnmittee, as the case may be, is filed in the minutes of the proceedings of the Board ox of the eammirtec. Such consent shall have the same effect as a unanimous vote.

                                               ARTICLE VIII OFF1CERS
             Section 1. Offictrs-.

                             The Board of Directors may elect fr~mits own number
            a Chairman of the Board and shall elect a President from its own number and such Vice Presidents (who may or may nor be directors) as in the opinion of the Board the business of the corporation requires, a Txeaeurer and a Secretary; and it shall elect or appoint from time to time such other additional officers as in its opinion are desirable for the conduct of the business of the corporation. Any two or more offices may be held by the eame person except chat the President may not also be the Secretary.

              The failure to elect a President, Secretary or Treasurer shall not affect the existence of this corporation.

              Section 2. Duties.

                              The officers of the corporation shall have the
fallowing duties:

                               (a) The Chairman of the Board of Directors, if elected, or failing his election, the President, shall preside at all meetings of the Stockholders ahd Board of Directors and shall perform such ocher duties as may be pres~yibedfrom time ta time by the Board of Directors or by the By-Laws.

                               (b) The President shall be the Chief Executive Officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to 'thedirections of the Board of Directors, and shall, in the absence or failing the election of a Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors.

                               (c) The Secretaxy shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send all notices of meetings out, and perfah such other duties as may be prescribed by the Bdard of Directors or the President.

                               (dl The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render acbounts thereof at the annual meetings .of stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Dirtckors or the President.

             Section 3. Removal of .Officers.

                             Any officer or agent elected or appointed by the
             Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

                             An officer or agent elected by the shareholders may
             be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officsx ox agent.
                  Any vacancy, however, occurring, in any office may be filled by the Board of Directors, un1:ess the By-Laws shall have expressly reserved such power to the shareholders.

                 Removal of any officer sh.all.bewithout prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall nor of itself create contracc rights.
                                                    ARTICLE,IX

                                                STOCK CERTIFICATES

 Section I. Issuance.

                 Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such shares is fully paid.

Section 2. Form.

                 Certificates representing shares in this corporation shall be signed by the President or Vice president and the Secretary or Assistant Secretary and rnay be sealed with'theseal of this corporation or a facsimile thereof. The signatures of the President or Vice ~r&sidcntand the Secretary may be facsirnil&sif the certificate is manually signed on behalf of the transfer agent ox a rqgiatrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such offfcer before such certificate is issued, it may be issued by the corporation with the same effect as if he ware such officer at the date of its issuance. ,


                 In the event the corporation is authorized to issue more than one class or series, evexy certificate representing shares issued by this.corporationshall set forth or fairly summarize upon the face or back of the certificate, ow shall state that the corporation will .furnish to any shareholder upbri yequest and without charge a full statement of the designations, preferences, limitations arid relative rights of the shares of tach class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series or far as the same have been fixed and determined the relative rights and preferences of subsequent series.

                 Evezy certificate representing shares are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set f~rthor fairly summaries upon the certificates or shall state that the corporation will furnish to any shareholder upon request and without charge a full. statement of such restrictions.

                  Each certificate representing shares shall state upon the face thereof: rhe name of the corporation; that the corporation is organized under the laws of thj.a state; the name or the person, or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents and the par value of each represented of such certificate, or a statement that the &haresare without par,

  Section 3. Transfer of Stock.

                  The corporation shall register a stack certificate presented to it fox transfer if the certificate is proper1.y endorsed by the holder of records or by his duly authorized attorney, and the signature of-such person has been guaranteed by a commercial bank or trust campany or by a member of the New York or American Stock Exchange.

 Section 4. Lost,.Stolen or Destroved Certificates.

                 The corporation shall iesue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that.it has bean lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaeer for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may .direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged lass, destruction, ox theft of a ~srtifi~atejand td) satisfies and other reasonable requirement imposed by the corporation.

                                                     ARTICLE,X
                                                -BOOKS AND RECORDS

Section I. Books and Records

                 This corporation shall keep correct and complete books and records of accountz,and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

                 This corporaticin shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of aXX shareholders, and the number, class and series, if any, of the shares held by each.

                 Any books, records and minutes may be in written form or in any other fgrm capable of being converted into written form within a reasonable time.

Section 2. Shareholders' Inspection Riqhte.

                              Any person who shall have been a holder of records
             of one quarter of one percent of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand. stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

                                       Financial Informat.ion.

                              Not later than four months after the close of each
             fiscal year, this corporation.shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal. year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

                              Upon the written request of any shareholder or
             holder of voting trust certificates for shares of the corporation, the corpoxation shall mail of such ehareholder or holder of voting crust certificates a copy of the most recent balance sheet and profit and loss statement.

                              The balance sheets and profit and loss statements
             shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall. be subject to inspection during business hours by any shareholder or holder of voting trust certificated, in person or by agent.

                                                    ARTICLE XI
                                                --INDEMNIFIC%TI,.ON

             Section I. Generallv.

                              The corporation shall indemnify any person who was
             or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to,, the best interests of the corporation and, with respect to any criminal action ox proceeding, had np reasonably cause to believe his conduct was unlawful, The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo cdntenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect.toany criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


              Section 2.

                              The corporation shall indemnify any person, who
             was or is a party to any proceeding by ar in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the of the carp'bration or is or was serving at the request of the corporation as a director, officer, empLoyee, or agent of another corporation, partnership. joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding in the judgment of the board of directors the eatimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, except that no indemnification shall be made under this section in respect of any claim, issue or matter as of which such person shall have been adjudged to be Liable nnlass, and only to the extent that, the court in which the proceeding was brought, or any otbex court of competent jurisdiction, shall determine upon. application that, despite the adjudication of liability but: in view of all circumstances of the case, 8uch person is Fairly and reasonably entitled to indemnity for such expenses which such caurt shall deem proper.

Section 3. ,Succ(euro)-ss, ,Merits

on .

                             To the extent that a director, employee or agent of
            the corporation has been successful on the merits or otherwise of any proceeding referred to in section 11) or section 12), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in cofineetfon therewith.

             Section 4. Procedure.

                             Any indemnification under section (1) or section
             (21, unless pursuant so a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the.director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in section (1) or section (2'). Such determination shall be made:


     (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding. (b) If such a quorum is not: obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors, who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (c) By independent legal counsel: (1) Selected by the bo,ard of directors prescribed in subsection (a) or the committee prescribed in subsection (bl;or (2) If a quorum of the directors cannot be obtained for subsection (a) and the committee cannot be designa.ted under subsection (b), selected by majority vote of the full board of directors (in which directors who are parties may participate) ar

                              (dl By the Class A shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceedihg or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

             Section 5.

                             Evaluation of the reasonableness of expenses ,and
             authorization of indemnification shall be made in the same manner as the determination that indemnification is berrnissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by section 4, subsection (1 shall evaluate the reasonableness of expenses and ma authorize indemification.

             Section 6. Time.

                             Expenses incurred by an officer ox director in
             defending .acivil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on Ixhalf of such airector or officer to repay such amount if he is ultimately found not be entitled to indemnification by the corporation pursuant to this
             Article VI. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions the board of directors deems appropriate.

              Section 7. Additional Obliqations and Proh$bi$bona.

     The indemnification and advancement of expenses provided hereunder are not exclusive, and the corporation may make any other further indamnificakion or advancement of expenses of any of its directors, officers, employees, or agents. under any bylaw agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office. Nowever, indemnification or advancement af expenses shall not be made to ar on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action SO adjudicated and conskitute;

     (a) A violation of the criminal law, unlees the director, officer, emplbyee, or agent has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit; or (c) In the case of a director, a circumstance ,under which the liability provisions of Fla. Gen. Stat. Section 607.144 are applicable; or (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the,right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                             Indemnification and advancement of expenses as
             provided in this ~rticleshall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or age+ and shall inure to the benefit of the heirs, ex~6tltors,and administrator of such a person, unless otherwise provided when authorized or ratified-



     For purposes of this Article, the term 'fcorporationff includes any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving of the request of a constituent corporation as a director, -officer, employee, or agent ~f an~thsxc~rporation,partnership, joint venture, tl;rrust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect tb such constituent corporation if its gepaxate existence had continued-




 Section 9. Definitions Generally.

                 For purposes of this section, the term "other enterprisesw includes employee benefit plans; the teim "expensee" includes counsel fees,, including those of appeal; the term I13,iability'lincludes obldgations to pay a judgment, settlement. penalty, fine (including an excise tax assessed with respect: to arty employee benefit plan), and expenses actually and reasonably incurred with reapect to a proceeding; the term flproceeding" includes any threatened, pending, or completed action,,suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal ox informal; the term "agentn ihcludes a volunteer: and the term "serving at the request of the carparation" includes any service as a director, of'ficer, employee or agent of th& corporation that inposes duties on such persons, including duties relating to an employee benefit plan and its paxkicipants or beneficiaries; and the term I1not opposed to 'the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

 ~ectidn10. "Improper Personal Benefitu..

                 For purposes of this Article, Ifimproperpersonal benefitll of a director ia defined in Ax"ticLe VXI, Section 3.

                                        ARTICLE XI1 LIMITATION OF LIABILITY

Section 1. Generally.

     A director shall not be personally liable for monetarydamages to the carparation or and other person for any statement, vote, decision, or failure to act, regarding carporale management or p~lieyof the director, unless:

     a The director breached or failed to perform his duties as a director; and

     (b) The director's breach of, or failure to perform; those duties constitutes: nnn qn lnn~ I. qqnhn LIA I nq? n nc

     (1) A violation of the criminal law, unless the director had reasqnable cause to believe his conduct was lawful. A judgment or other final adjudication against the director in any criminal proceeding for a violation of the criminal law shall estop the director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but shall not estop the director from eetablishing that kt had reasonable cause to believe that his conduct was lawful 0 had no reasonable cause to believe that his cwnduct was unlawful; (2) A transaction from which the director derived an improper personal benefit, either directly or indirectly;

     3 A  circumstance  under which the liability  provision of Fla. Gen.  Stat.
Section 607.144 are applicable;

     (4) In a proceeding by or in the right of the corparation to procure a judgment in its favor r by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or

         (5) In a p'roceeding by or in the right of someone ather than the corporation or a shareholder, recklessness or an act or omission which was committee in bad faith or with malicious purpose or in manner exhibiting wanton and willful disregard of human rights, safety, or property.

Section 2. vRecklessnessv.

                 For the purposes of this Article, the term l'recklessness" means the action, or omission to act, in conscious disregard of a risk:

     (a) Known, or so obvious that it should have been ~I~OWXI, to the director, and (b) Known to the directar, of so obvious that it should have been known, to be so great as to make it highly probably that harm would follow from such action or omission.

Section 3. Impro~erPersonal Benefit.

  (a) For purposes of this Article and Article Vl, a director shall not be deemed to have derived an improper personal benefit from any transaction ff the transaction and nature of any personal benefit derived by the director is not prohibited by Florida or federal law or regulation and, without limitation:

                 In an action other than a derivative suit regarding a decision by he director to approve, reject, or otherwise affect the outcome of an offer to purchase the stock of, or to effect a merger of, the corporation, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved, or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not such disinterested directors constitute a quorum);

                 he transaction and the nature of any personal benefits derived by a director are disclosed or known to the shareholders entitled to vote, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of such shareholders who had a majority of tho shares, the voting of which is not controlled by directors who derived a persdnal benefit from or otherwise had a personal interest in the transaction; or

         (3) Th& transaction was fair and reasonable to the corporation at the time it was authorized by the board of directors, a committee, or the shareholders, notwithstanding that o director received a personal benefit.

                 (b) Common or interested directors may be counted in determining the presence of any quorum at a meeting of the board of directors which authorizes, approves, or ratifies such a transaction.
         (c) The circumstances set dbrth in subsection (a) arc not exclusive and do not preclude the existence of other circumstances under which a director will be deemed not to have derived an improper benefit.

                 The Board of Directors of this corporation may, from time to time declare, and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or papeat thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

(a) Dividends in cash or pxoperty may be declared and paid, except as otherwise provided in this section, only out of the unre,served..andunrestricted earned surplus of the .corporationor out a(pound) the capital surplus, If paid out of capital surplus, tho dividend shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

(b) Dividends may be declared and paid in the corporation~sown treasury sha res.

(c) Dividends may be declared and paid in the corpbrationls own authorized 'but unissued shares out of unreserved and unrestricted surplus of the corporation upon the following conditions:

(13 If a dividend is.payable in shares having a par value, such shares sha'll be issued at not leis than the gar value thereof and there shall be transferred to stated capital at the time such dividend is paid an amourit of surplus equal to the aggregate par value of the shares to be issued aB a dividend.

If a dividend is payable in shares without par value, such shares .shall be issued of such stated value, as shall be fixed by the Board of Directors and resolution adopted at the time such dividend if declared, and there shall be transfexred to stated capftal at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or